EXHIBIT 10.3

COMBIMATRIX CORPORATION

2006 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This CombiMatrix Corporation 2006 Stock Incentive Plan is intended to promote the interests of CombiMatrix Corporation, a Delaware corporation, by providing eligible persons in the Corporation's Service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such Service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

 the Discretionary Option/Stock Appreciation Right Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

 the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board Service, and

B. The provisions of Articles One and Five shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. Other than with respect to Section 16 Insiders, the Board may also appoint an Executive Officer Committee to administer the Discretionary Option Program and Stock Issuance Program, subject to the applicable limitations and requirements of the Delaware Corporate Law. However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

B. Members of the Committee or, if applicable, the Executive Officer Committee, shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D. Service on the Committee shall constitute Service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee or, if applicable, the Executive Officer Committee, shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i)	Employees,

(ii)	non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)	consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, if, and the extent to which, each option is to be exercisable at a different time or times than those times set forth in Section I.B.1. of Article Two of the Plan, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option/Stock Appreciation Right Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members on the first business day in each calendar year following the Plan Effective Date and during the term of the Plan, including any individuals who first became non-employee Board members prior to such Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 8,100,000 shares of Common Stock. For purposes of clarification, the shares of Common Stock subject to the Assumed Options are not included in the 8,100,000 share of Common Stock reserved hereunder for issuance pursuant to this paragraph, though the shares of Common Stock subject to the Assumed Options may become available for grant under this Plan to the extent provided in Article One, Section V.D. below.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2007, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. The maximum aggregate number of shares of Common Stock that may be issued under the Plan (as adjusted for all such annual increases) through Incentive Options shall be 30,000,000 shares of Common Stock.

C. At such time as stock option or stock appreciation rights granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive stock options or separately exercisable stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate per calendar year. At such time as direct stock issuances or share right awards granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive direct stock issuances or share right awards for more than 2,000,000 shares of Common Stock in the aggregate per calendar year. In addition, the maximum dollar value payable to any one Participant with respect to awards granted under Article Five, Section VIII.B. is $5,000,000 per calendar year.

D. Shares of Common Stock subject to outstanding options, Assumed Options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent such shares are not issued pursuant to such options, Assumed Options or stock appreciation rights prior to the expiration, termination or cancellation of such options, Assumed Options or stock appreciation rights for any reason. Shares of Common Stock subject to outstanding share right awards shall be available for subsequent issuance under the Plan to the extent those share right awards expire, terminate or are cancelled for any reason prior to the issuance of all shares of Common Stock subject to such share right awards. Unvested shares issued under the Plan and subsequently cancelled, forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan. In addition, (i) should no shares of Common Stock be delivered upon the exercise of a stock appreciation right or (ii) should the exercise price of an option under the Plan or an Assumed Option be paid with shares of Common Stock (either shares previously held by the individual exercising the option or shares deducted from the option) or (iii) should shares of Common Stock otherwise issuable under the Plan or pursuant to or an Assumed Option be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option, an Assumed Option or stock appreciation right or in connection with a stock issuance (including a share right award) under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued to the holder of the award, and not by the gross number of shares of Common Stock for which the option, Assumed Option or stock appreciation right is exercised or which vest or are issued pursuant to the stock issuance (including a share right award).

E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, reorganization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number, type and/or class of securities issuable under the Plan, (ii) the maximum number, type and/or class of securities for which any one person may be granted (x) stock options and separately exercisable stock appreciation rights and (y) direct stock issuances and share right awards under the Plan per calendar year, (iii) the number, type and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number, type and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right under the Plan, (v) the number, kind and/or class of securities under each share right award, and (vi) the maximum number, type and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. EXERCISE PRICE.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation, or

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (including the cancellation of shares of Common Stock subject to the option), or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv) Any other form of legal consideration, as determined by the Plan Administrator and specifically included in the stock option agreement.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. EXERCISE AND TERM OF OPTIONS.

1. Each option shall vest and be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

2. Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. EFFECT OF TERMINATION OF SERVICE.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Termination of Service. Subject to earlier termination of the option as otherwise provided in the Plan and unless otherwise specifically provided by the Plan Administrator with respect to an option and set forth in the award agreement (either at grant or by amendment at a later time), an option shall remain exercisable, to the extent vested, after a Optionee’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A) Death or Permanent Disability. If the Optionee’s Service terminates because of the death or Permanent Disability of the Optionee, the option, to the extent unexercised, vested and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s legal representative or estate, as applicable) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee’s Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not after the maximum term of the option.

(B) Termination for Misconduct. Notwithstanding any other provision of the Plan to the contrary, if the Optionee’s Service is terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options, then all such options shall terminate immediately and cease to be outstanding.

(C) Other Termination of Service. If the Optionee’s Service terminates for any reason, except Permanent Disability, death or Misconduct, the option, to the extent unexercised, vested and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of ninety (90) days (or such longer or shorter period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee’s Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not the maximum term of the option.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term and in no event to such extent to make the option subject to Section 409A (unless given the prior consent of the Optionee), and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. REPURCHASE RIGHTS.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right, but not the obligation, to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same limitation, except as otherwise determined by the Plan Administrator, including an assignment to the Optionee’s Immediate Family. To the extent that a Non-Statutory Option is assigned, the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One and Two shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. ELIGIBILITY. Incentive Options may only be granted to Employees.

B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. To the extent that the options exceed this limit, the excess amount shall be considered Non-Statutory Options.

D. FAILURE TO QUALIFY AS INCENTIVE OPTION. To the extent that any option governed by this Plan does not qualify as an Incentive Option, by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. STOCK APPRECIATION RIGHT TERMS

The Plan Administrator may grant stock appreciation rights either in conjunction with all or part of any option or without regard to any option, in each case upon such terms and conditions as the Plan Administrator may establish in its sole discretion, not inconsistent with the provisions of the Plan. Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. RIGHT TO PAYMENT.

1. Each stock appreciation right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the per share strike price of the stock appreciation right.

2. The Plan Administrator shall determine the method of settlement, form of consideration payable in settlement and method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Participants.

3. The strike price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock appreciation right grant date.

B. EXERCISE AND TERM OF STOCK APPRECIATION RIGHTS.  Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the stock appreciation right grant date.

C. EFFECT OF TERMINATION OF SERVICE.

1. The following provisions shall govern the exercise of any stock appreciation rights held by the Participant at the time of cessation of Service or death:

(i) Any stock appreciation right outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right, but no such stock appreciation right shall be exercisable after the expiration of the stock appreciation right term.

(ii) Any stock appreciation right held by the Participant at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the stock appreciation right is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that stock appreciation right.

(iii) Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding stock appreciation rights under this Article Two, then all those stock appreciation rights shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the stock appreciation right may not be exercised in the aggregate for more than the number of vested shares for which the stock appreciation right is exercisable on the date of the Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the stock appreciation right term, the stock appreciation right shall terminate and cease to be outstanding for any vested shares for which the stock appreciation right has not been exercised. However, the stock appreciation right shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding to the extent the stock appreciation right is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an stock appreciation right is granted or at any time while the stock appreciation right remains outstanding, to:

(i) extend the period of time for which the stock appreciation right is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that stock appreciation right to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the stock appreciation right term, and/or

(ii) permit the stock appreciation right to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such stock appreciation right is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

D. STOCKHOLDER RIGHTS. The holder of an stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right, received shares of common stock in connection with such exercise and become a holder of record of the purchased shares.

E. LIMITED TRANSFERABILITY OF STOCK APPRECIATION RIGHTS. During the lifetime of the Participant, stock appreciation rights shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death, except that the Plan Administrator may structure one or more stock appreciation rights under the Discretionary Option/Stock Appreciation Right Grant Program so that each such stock appreciation right may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the stock appreciation right pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the stock appreciation right immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding stock appreciation rights under this Article Two, and those stock appreciation rights shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those stock appreciation rights. Such beneficiary or beneficiaries shall take the transferred stock appreciation rights subject to all the terms and conditions of the applicable agreement evidencing each such transferred stock appreciation right, including (without limitation) the limited time period during which the stock appreciation right may be exercised following the Participant’s death.

IV. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Except as otherwise provided in this Section IV, none of the outstanding options or stock appreciation rights under the Discretionary Option/Stock Appreciation Right Grant Program shall vest in whole or in part on an accelerated basis upon the occurrence of a Change in Control, and those options and stock appreciation rights may be assumed, continued or substituted for by any successor corporation in the Change in Control.

B. Except as otherwise provided in this Section IV, none of the outstanding repurchase rights under the Discretionary Option/Stock Appreciation Right Grant Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control.

C. Unless an option or stock appreciation right is assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, if a Change in Control occurs while the Optionee remains in Service, the shares of Common Stock at the time subject to each outstanding option or stock appreciation right held by such Optionee but not otherwise vested shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised for any or all of those shares as fully vested shares of Common Stock. The Corporation shall provide each holder of an option or a stock appreciation right that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration. Immediately following the consummation of the Change in Control, each option or stock appreciation right shall terminate and cease to be outstanding, except to the extent assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

D. The Plan Administrator shall have the discretionary authority to structure one or more options or stock appreciation rights grants under the Discretionary Option/Stock Appreciation Right Grant Program so that the vesting and exercisability of each option or stock appreciation right shall automatically accelerate in whole or in part, either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, and become exercisable for all the shares of Common Stock at the time or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment). In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate, in whole or in part, with respect to any shares held by the Participant (and the shares subject to those terminated repurchase rights shall accordingly vest in full ) either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment).

E. Each option which is assumed or substituted for in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number, type and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number, type and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan and (iv) the maximum number, type and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock (or those of its parent) with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

F. Unless otherwise determined by the Plan Administrator and expressly set forth in the documents evidencing the option, each option outstanding under the Discretionary Option/Stock Appreciation Right Grant Program at the time of a Hostile Take-Over but not otherwise exercisable for all the shares of Common Stock subject to such option at that time shall, immediately prior to the effective date of a Hostile Take-Over, automatically vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock. In addition, all of the Corporation's repurchase rights under the Discretionary Option/Stock Appreciation Right Grant Program shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon immediately vest in full, except to the extent such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued. Each option so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term.

G. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the excess accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The grant of options under the Discretionary Option/Stock Appreciation Right Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V. CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option/Stock Appreciation Right Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant (i) in substitution new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise price per share calculated based upon the Fair Market Value per share of Common Stock on the new grant date; (ii) stock issuances (including share right awards); (iii) cash; or (iv) other property.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

A. PURCHASE PRICE.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than any legal limit required under state law.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation for one hundred percent of the Fair Market Value of the shares of Common Stock to be purchased,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary),

(iii) services to be rendered to the Corporation (or any Parent or Subsidiary) during the vesting period, or

(iv) any other form of legal consideration that may be acceptable to the Plan Administrator.

B. VESTING PROVISIONS.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or in one or more installments over the Participant's period of Service. Upon the attainment of such performance goals or Service period, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained.

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Except as otherwise provided in this Section II, none of the outstanding repurchase rights under the Stock Issuance Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control. Except as otherwise provided in this Section II, none of the outstanding share right awards under the Stock Issuance Program shall vest in whole or in part on an accelerated basis upon the occurrence of a Change in Control, and those share right awards may be assumed, continued or substituted for by any successor corporation in the Change in Control.

B. To the extent that the outstanding repurchase rights under the Stock Issuance Program are not assigned to any successor corporation in the Change in Control and are not continued by the Corporation, such outstanding repurchase rights under the Stock Issuance Program shall terminate immediately prior to and contingent upon the occurrence of the Change in Control.

C. Unless a share right award is assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, if a Change in Control occurs while the Participant remains in Service, the shares of Common Stock at the time subject to each a share right award held by such Participant but not otherwise vested shall automatically accelerate so that each such Participant shall, immediately prior to the effective date of the Change in Control, vest for all the shares of Common Stock at the time subject to such share right award and such fully vested shares of Common Stock shall be delivered to the Participant immediately prior to and contingent upon the Change in Control. The Corporation shall provide each holder of a share right award that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration. Immediately following the consummation of the Change in Control, each option or stock appreciation right shall terminate and cease to be outstanding, except to the extent assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

D. To the extent a share right award is not assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, then such share right award shall become fully vested and shares of Common Stock deliverable under the share right award shall be delivered immediately prior to and contingent upon the Change in Control. The Corporation shall provide each holder of a share right award that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration.

E. Immediately following the consummation of the Change in Control, all outstanding share right awards under the Stock Issuance Program shall terminate and cease to be outstanding, except to the extent assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

F. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Hostile Take-Over, except to the extent such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement. All the shares of Common Stock subject to outstanding share right awards shall immediately vest in full, in the event of any Hostile Take-Over, except to the extent such accelerated vesting is precluded by other limitations imposed in the Share Right Award Agreement.

G. The Plan Administrator may, in its discretion, structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate, in whole or in part, with respect to any shares held by the Participant (and the shares subject to those terminated repurchase rights shall accordingly vest in full) either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of a Participant’s Service). In addition, the Plan Administrator shall have the discretionary authority to structure one or more share right awards grants under the Stock Issuance Program so that the vesting of each share right shall automatically accelerate in whole or in part, either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment).

H. Each share right award which is assumed or substituted for in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to convert the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the shares of Common Stock subject to the share right award been issued immediately prior to such Change in Control to the type and amount of consideration received by the holders of Common Stock in the Change in Control. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or substitution of the outstanding share right awards under the Stock Issuance Program, substitute one or more shares of its own common stock or that of any parent or publicly traded Subsidiary, with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A. GRANT DATES. Option grants shall be made on the dates specified below:

1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

2. On the first business day in each calendar year following the Plan Effective Date and during the term of the Plan, each non-employee Board member then in office, shall automatically be granted a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such option grants any one non-employee Board member may receive over his or her period of Service on the Board, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who joined the Board prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board Service.

B. EXERCISE PRICE.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. OPTION TERM. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D. EXERCISE AND VESTING OF OPTIONS.

Each option granted pursuant to this Automatic Option Grant Program shall become exercisable in a series of four (4) equal quarterly installments upon the Optionee's completion of each three (3) months of continuous Service as a Board member over the 12-month period measured from the option grant date.

E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Four may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established exclusively for the Optionee or one or more Members of the Optionee's Immediate Family or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member for any reason:

(i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or the designated beneficiary or beneficiaries of such option) shall have a six (6)-month period following the date of such cessation of Board Service in which to exercise each such option.

(ii) During the six (6)-month post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board Service.

(iii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the six (6)-month post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board Service for any reason, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable.

II. CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A. In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash payment from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash payment shall be paid within five (5) days following the surrender of the option to the Corporation. The Plan Administrator shall, at the time the option with such limited stock appreciation right is granted under the Automatic Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash payment.

E. Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I. NO FRACTIONAL SHARES

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

II.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon a stock issuance, or the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options or stock appreciation rights under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

B. The Plan Administrator may, in its discretion, provide in the respective award agreement that (i) the Corporation, in its discretion, may determine that shares of Common Stock from the award be withheld by the Corporation in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to Article Five Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan (other than the non-employee Board members) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or stock appreciation rights or the issuance or vesting of their shares. Such right to an individual may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or stock appreciation rights or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required be law) designated by the holder.

2.  Stock Delivery: The election to deliver to the Corporation, at the time the option or stock appreciation right is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option or stock appreciation right exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required be law) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option/Stock Appreciation Right Grant Program at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the tenth anniversary of the approval of the Plan by the Corporation's stockholders, (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iv) the termination of all outstanding awards in connection with a Change in Control. Upon such Plan termination, all option grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan or any outstanding award granted under the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding, including share right awards, under the Plan unless the Optionee or the Participant consents to such amendment or modification. Notwithstanding the foregoing, any amendment to either increase the number of shares that may be issued under the Plan or the Persons eligible to receive awards under the Plan shall require stockholder approval. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option/Stock Appreciation Right Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the short term applicable federal rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII. SECTION 162(M)

A. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

It is the intent of the Corporation that any options or stock appreciation rights granted under the Plan to a "covered employee" (as that term is defined in Section 162(m) of the Code) with an exercise price of not less than the Fair Market Value per share of Common Stock on the date of grant shall qualify as "qualified performance-based compensation" (within the meaning of Treas. Reg. § 1.162-27(e)) to the extent that options or stock appreciation rights granted under the Plan may qualify as "qualified performance-based compensation" and the Plan shall be interpreted consistently with such intent. In furtherance of the foregoing, if and to the extent that the Corporation intends that an option or a stock appreciation right granted under the Plan to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such option or stock appreciation right shall be made only by members of the Committee who qualify as "outside directors" within the meaning of Treas. Reg. § 1.162-27(e)(3).

B. PERFORMANCE AWARDS.

The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure (i) cash bonuses, (ii) stock options, (iii) stock appreciation rights and (iv) stock issuances, including share right awards, so that (x) the cash bonuses are only payable, (y) the shares of Common Stock received upon exercise of the stock option or stock appreciation right and (z) the shares of Common Stock subject to such stock issuances shall only vest or be issuable upon the achievement of certain pre-established objective corporate performance goals based on one or more of the following criteria: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) direct contribution; (7) net income; pretax earnings; (8) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In furtherance of the foregoing, if and to the extent that the Corporation intends that an award granted under the Plan pursuant to this paragraph to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such award shall be made only by members of the Committee who qualify as "outside directors" within the meaning of Treas. Reg. § 1.162-27(e)(3).

APPENDIX

The following definitions shall be in effect under the Plan:

A. ASSUMED OPTIONS shall mean the stock options assumed by the Corporation from Acacia Research that were exercisable for Acacia Research - CombiMatrix stock and which include, but are not limited to, the options outstanding as of the date of the Transaction that were granted under the Acacia Research Corporation 2002 CombiMatrix Stock Incentive Plan, the CombiMatrix Corporation 1998 Stock Option Plan, the CombiMatrix Corporation 2000 Stock Awards Plan and the Acacia Research Corporation 1996 Stock Option Plan.

B. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

C. BOARD shall mean the Corporation's Board of Directors.

D. CERTIFICATE OF INCORPORATION shall mean the Certificate of Incorporation of CombiMatrix Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof.

E. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets to an entity which is not a Subsidiary of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

F. CODE shall mean the Internal Revenue Code of 1986, as amended.

G. COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program with respect to Section 16 Insiders.

H. COMMON STOCK shall mean the Corporation's Common Stock (as defined in the Certificate of Incorporation).

I. CORPORATION shall mean CombiMatrix Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CombiMatrix Corporation, which shall by appropriate action adopt the Plan.

J. DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM shall mean the Discretionary Option/Stock Appreciation Right Grant Program in effect under Article Two of the Plan.

K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L. EXECUTIVE OFFICER COMMITTEE shall mean the committee comprised of two (2) or more executive officers of the Corporation appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program and Stock Issuance Program with respect to persons other than Section 16 Insiders, but subject to the applicable limitations and requirements of the Delaware Corporate Law.

M. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

N. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question. If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

(iv) If the Common Stock is at the time not traded as described in (i), (ii) or (iii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

O. HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

P. IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

Q. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

R. MISCONDUCT shall, with respect to any Participant, have the meaning specified in the Participant’s award agreement. In the absence of any definition in the award agreement, “Misconduct” shall have the equivalent meaning or the same meaning as “misconduct” or “cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Corporation or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary)in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

S. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

T. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

U. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program, the Automatic Option Grant Program.

V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

X. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Y. PLAN shall mean the Corporation's 2006 Stock Incentive Plan, as set forth in this document.

Z. PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

AA. PLAN EFFECTIVE DATE shall mean the date on which the Plan is approved by the stockholders of the Corporation.

BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

DD. STOCK EXCHANGE shall mean either the, Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the price per share described in clause (i) above.

II. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

JJ. WITHHOLDING TAXES shall mean the minimum Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.